Exhibit 2.2

EXECUTION COPY

WARRANTY AGREEMENT

15 MAY 2017

Between

THE WARRANTORS

and

THE BUYER

CONTENTS

Clause		Page

1.	Interpretation	3
2.	Warranties	3
3.	Limitations on the Warrantors’ Liability	5
4.	Escrow	5
5.	General	6
6.	Assignment	7
7.	Notices	7
8.	Counterparts	9
9.	Entire Agreement	10
10.	Termination	10
11.	Third Party Rights	10
12.	Language	10
13.	Governing Law	10
14.	Dispute Resolution	10

Schedule

1.	Key Warrantors	11
2.	Other Warrantors	13
3.	Warranties	12
4.	Limitations on the Warrantors’ Liability	22
5.	Subsidiaries	33
6.	Group Structure Chart	35
7.	Properties	36
8.	Agreed Form Escrow Agreement	40
9.	Buyer Management Team	70
10.	Enterprise Value-to-Equity Bridge	72
11.	Interpretation	27

Signatories		34

Annex

1.	Data Room

THIS AGREEMENT (the Agreement) is made on 15 May 2017,

BETWEEN:

(1)	Those persons whose names and addresses are set out in Schedule 1 (together the Key Warrantors and each a Key Warrantor);

(2)	Those persons whose names and addresses are set out in Schedule 2 (together the Other Warrantors and each an Other Warrantor); and

(3)

MOODY’S HOLDINGS NL B.V., private company with limited liability (besloten vennootschap met beperkte aansprakelijkheid) organised and existing under the laws of the Netherlands, having its corporate seat at Amsterdam, the Netherlands and its registered office at Herikerbergweg 196, 1101 CM Amsterdam, the Netherlands, registered at the trade register of the Dutch chamber of commerce under number 68720408 (the Buyer).

The Key Warrantors and the Other Warrantors are hereinafter referred to individually as a Warrantor and collectively as the Warrantors. The Warrantors and the Buyer are hereinafter referred to individually as a party and collectively as the parties.

WHEREAS:

(A)	The Buyer intends to acquire the Securities from the Sellers pursuant to the Securities Purchase Agreement (as such terms are defined pursuant to Schedule 11).

(B)	This Agreement sets out the terms on which the Warrantors shall give certain Warranties to the Buyer in relation to the Group.

(C)	The Buyer has entered into the W&I Insurance Policy in respect of the Warranties.

THE PARTIES AGREE as follows:

1.	INTERPRETATION

1.1	The definitions and other provisions in Schedule 11 apply throughout this Agreement.

1.2

In this Agreement, unless the context indicates otherwise, a reference to a Clause, paragraph or Schedule is a reference to a Clause, paragraph or Schedule of this Agreement. The Schedules form part of this Agreement.

1.3	The headings in this Agreement do not affect its interpretation.

2.	WARRANTIES

2.1

Subject to the limitations set out in this Clause 2 and Clause 3, each of the Warrantors severally (but not jointly) warrants to the Buyer that each Warranty is true and accurate at the date of this Agreement.

2.2

Without prejudice to the foregoing and subject to the limitations set out in this Clause 2 and Clause 3, each Key Warrantor confirms that he or she has made due and careful enquiry of each other Key Warrantor prior to the execution of this Agreement into the matters which are the subject matter of the Warranties.

2.3

No Warrantor shall be under any liability under any of the Warranties in relation to any matter forming the subject matter of a claim thereunder to the extent that the same or the circumstances giving rise thereto are Disclosed in the Disclosed Information.

2.4

Any Claim shall be made against all the Warrantors. If the Buyer withdraws or settles a Claim against any of the Warrantors who are in breach, the Buyer shall (subject to the agreement to the contrary of the other Warrantors who are in breach) also withdraw or settle that Claim against or with the other Warrantors who are in breach on terms that are, so far as practicable, the same (having regard to the proportion of the Claim to be borne by each Warrantor in respect of the Claim in question).

2.5

The Escrow Sum or, if lower, such part of that principal sum plus any accrued interest thereon being available in the Escrow Account (after taking into account payments required to be made out of the Escrow Sum pursuant to Clause 4) shall be the sole recourse for the Buyer in respect of any and all Claims or other claims under this Agreement (other than an Excess Claim).

2.6	The liability of the Warrantors under this Agreement is a several and individual liability of each Warrantor (and not a joint or joint and several liability together with the other Warrantors).

2.7	The Buyer:

(a)

acknowledges and agrees that, without prejudice to the representations and warranties set out in the Securities Purchase Agreement, the Warranties are the only warranties of any kind given by or on behalf of the Warrantors and on which the Buyer may rely in entering into the Transaction Documents;

(b)

acknowledges that, in agreeing to enter into the Transaction Documents, it has not relied on any express or implied representation, warranty, collateral contract or other assurance made by or on behalf of any Warrantor before the entering into of this Agreement, other than the representations and warranties set out in the Securities Purchase Agreement;

(c)

waives all rights and remedies which, but for this Clause 2.7, might otherwise be available to it in respect of any such express or implied representation, warranty, collateral contract or other assurance;

(d)

confirms that at the date of this Agreement, it is not actually aware of any matter or thing which would be a breach of the Warranties or constitutes a Claim, whereby the Buyer will be deemed actually aware if any of the persons listed in Schedule 9 is actually aware; and

(e)

acknowledges and agrees that the Warrantors shall not be liable in respect of a Claim if and to the extent that it relates to any liability or obligation on the part of a Group Company of which the Buyer is actually aware at the date of this Agreement, whereby the Buyer will be deemed actually aware if any of the persons listed in Schedule 9 is actually aware.

2.8	Nothing in Clauses 2, 3 or 4 limits or excludes any liability for fraud.

2.9	The Buyer further acknowledges and agrees that:

(a)

without prejudice to Clause 2.8, neither the Buyer nor any member of the Buyer’s Group or any of their respective assignees or successors will have any recourse against the Warrantors for any Excess Claim;

(b)	neither any failure on the part of the Buyer’s Group to enter into, or to comply with the terms of, the W&I Insurance Policy, nor any unavailability of the W&I Insurance Policy or of recourse thereunder for whatever reason, shall create or increase the Warrantors’ liability pursuant to or in connection with this Agreement beyond the express terms of this Agreement;

(c)

at the date of this Agreement, it shall deliver to the Warrantors evidence that the W&I Insurance Policy includes an express waiver from the W&I Insurers of any rights of subrogation that it might have against the Warrantors (except in the case of fraud or wilful concealment by the Warrantors); and

(d)

it shall not waive or agree to amend and shall procure that there is no waiver or amendment of the provisions of the W&I Insurance Policy pursuant to which the W&I Insurers waive any rights of subrogation it may have against the Warrantors.

2.10

The Warrantors undertake not to make any claim against a Group Company or a director, officer, consultant or employee of a Group Company that they may have in respect of a misrepresentation, inaccuracy or omission in or from information or advice provided by a Group Company or a director, officer, consultant or employee of a Group Company for the purpose of assisting the Warrantors to give a Warranty or populate the Data Room, other than in respect of a claim arising as a result of any fraud by a Group Company or a director, officer, consultant or employee of a Group Company.

2.11	Each Warranty is to be construed independently.

3.	LIMITATIONS ON THE WARRANTORS’ LIABILITY

The provisions of Schedule 4 of this Agreement shall apply to limit the Warrantors’ liability in relation to any Claim.

4.	ESCROW

4.1	The Escrow Account shall be operated, and the Escrow Sum and any interest accruing on it (or any part of it) shall be applied, in accordance with this Clause 4.

4.2

If the Buyer makes a claim under this Agreement on or prior to the date which is twelve (12) months after the Completion Date (the Release Date) and such claim has been finally determined in favour of the Buyer in accordance with Clause 4.4(b) or 4.4(c):

(a)

the Warrantors’ Representative and the Buyer shall instruct the Escrow Agent to transfer a sum equal to the lower of (i) the amount of the claim and (ii) the Escrow Sum or such part of that principal sum plus any accrued interest thereon being available in the Escrow Account (after taking into account payments required to be made out of the Escrow Sum pursuant to this Clause 4) to the Buyer’s Bank Account; and

(b)

the balance (if any) of the Escrow Sum remaining in the Escrow Account after the transfer referred to in Clause 4.2(a) shall be retained in the Escrow Account in accordance with this Agreement and the terms and conditions of an escrow agreement substantially in the form attached to this Agreement in Schedule 8 (subject to finalisation with the Escrow Agent).

4.3

On the Release Date, the Warrantors’ Representative and the Buyer shall instruct the Escrow Agent to transfer the Escrow Sum or such part of that principal sum plus any accrued interest thereon being available in the Escrow Account (after taking into account payments required to be made out of the Escrow Sum pursuant to this Clause 4) into such bank account(s) as notified in writing by the Warrantors’ Representative to the Escrow Agent (the Release Bank Accounts), unless a bona fide claim by the Buyer under this Agreement is outstanding on the Release Date. If such claim is then outstanding:

(a)

a sum equal to the lower of (i) the amount of the claim (or all such claims, if more than one), and (ii) the balance remaining on the Escrow Account shall be retained out of the Escrow Sum and in the Escrow Account;

(b)	the Warrantors’ Representative and the Buyer shall instruct the Escrow Agent to transfer the balance (if any) on the Escrow Account to the Release Bank Accounts; and

(c)

any sum so retained in the Escrow Account after the Release Date in respect of any such claim shall be released to the Buyer’s Bank Account or to the Release Bank Accounts or, in part to the Buyer’s Bank Account with the balance to the Release Bank Accounts, as appropriate, as soon as practicable after that claim is finally determined in accordance with Clause 4.4.

4.4	For the purpose of this Clause 4, a claim shall be regarded as finally determined if:

(a)	the claim is withdrawn by the Buyer in writing;

(b)	the Warrantors’ Representative and the Buyer so agree in writing; or

(c)	a competent court has awarded judgment in respect of the claim and, where relevant, the period for lodging appeal has expired without an appeal having been lodged.

4.5

Any interest which accrues on the Escrow Sum or such part of that principal sum plus any accrued interest thereon being available in the Escrow Account (after taking into account payments required to be made out of the Escrow Sum pursuant to this Clause 4) shall follow the principal amount and shall be paid to the Release Bank Accounts or to the Buyer’s Bank Account (as the case may be) at the same time as payment of the corresponding principal amount.

4.6	The Warrantors’ Representative, acting on behalf of himself and all Warrantors, and the Buyer shall:

(a)

on or before Completion execute an escrow agreement substantially in the form attached to this Agreement in Schedule 8 (subject to finalisation with the Escrow Agent) and procure the execution of such escrow agreement by the Escrow Agent; and

(b)

after Completion promptly give or join in giving all such instructions as are necessary to procure the operation of the Escrow Account, and application of the Escrow Sum and any interest accruing on it (or any part of it), in accordance with the provisions of this Clause 4.

4.7	The Buyer shall bear 50% of the fees and expenses of the Escrow Agent and the Warrantors shall bear the other 50% of such fees and expenses.

4.8	Each Warrantor shall be entitled to that Warrantor’s Warranty Proportion of each sum released to the Warrantors from the Escrow Account under this Clause 4 (rounded down to the nearest euro).

5.	GENERAL

5.1	This Agreement may only be amended and any provision hereof may only be waived in writing, where such amendment or waiver is signed by the Buyer and the Warrantors’ Representative.

5.2

The failure to exercise or delay in exercising a right or remedy provided by this Agreement or by law does not impair or constitute a waiver of the right or remedy or an impairment of or a waiver of other rights or remedies. No single or partial exercise of a right or remedy provided by this Agreement or by law prevents further exercise of the right or remedy or the exercise of another right or remedy.

5.3	The rights and remedies contained in this Agreement are to the extent permitted by law exclusive of other rights or remedies provided by law.

5.4	The terms of this Agreement shall continue in force after and notwithstanding Completion.

5.5	If at any time any provision of this Agreement is or becomes illegal, invalid or unenforceable in any respect under the law of any jurisdiction, this shall not affect or impair:

(a)	the legality, validity or enforceability in that jurisdiction of any other provision of this Agreement; or

(b)	the legality, validity or enforceability under the law of any other jurisdiction of that or any other provision of this Agreement.

5.6

Notwithstanding any provision in this Agreement to the contrary, any and all obligations of the Warrantors under this Agreement are several and each Warrantor shall only be responsible for fulfilling its own obligations hereunder and shall not be liable or responsible for (or have his own liability increased as a result of) the failure of any party to fulfil its respective obligations.

5.7	Any payment made by the Warrantors in respect of a Claim to the Buyer, shall to the extent possible be considered an adjustment of the Purchase Price for Tax purposes.

6.	ASSIGNMENT

6.1	This Agreement shall be binding on and enure for the benefit of the successors of each of the parties to this Agreement.

6.2

No party shall be entitled to assign, transfer or create any trust in respect of the benefit or burden of any provision of this Agreement without the prior written consent of, in the case of assignment by a Warrantor, the Buyer or, in the case of assignment by the Buyer, the Warrantors’ Representative, save that this Agreement and the benefits arising under it may be assigned in whole or in the part by the Buyer at any time to one or more of its Affiliates, provided that (a) the Buyer shall continue to remain jointly liable for any breach by its assignee, (b) if such assignee ceases to be an Affiliate of the Buyer, this Agreement and the benefits arising under it shall be deemed automatically by that fact to have been retransferred to the Buyer immediately before the assignee ceases to be an Affiliate of the Buyer, and (c) the liability of any and all Warrantors under this Agreement is not increased as a result of the assignment.

7.	NOTICES

7.1	A notice or other communication given or made under or in connection with this Agreement (a Notice) shall be:

(a)	in writing;

(b)	in the English language; and

(c)

delivered personally or sent by recorded delivery post or a courier service of international repute or by email, to the party due to receive the Notice to the address set out in Clause 7.3 or to another address, person or email address specified by that party by not less than seven days’ written notice to the other party received before the Notice was despatched.

7.2	Unless there is evidence that it was received earlier, a Notice is deemed given or made if:

(a)	delivered personally, when left at the address referred to in Clause 7.1(c);

(b)	sent by recorded delivery, on the date of recorded delivery at the address of the party due to receive the Notice;

(c)	sent by a courier service of international repute, on the date of acknowledgement of receipt at the address of the party due to receive the Notice; and

(d)	sent by email, on the date of transmission,

provided that if, in accordance with the above provisions, any such Notice would otherwise be deemed to be given or made after 5pm on a business day at the location of the recipient, such Notice shall be deemed to be given or made at 9am on the next business day at the location of the recipient.

7.3	The addresses and email addresses referred to in Clause 7.1(c) are:

The Warrantors	c/o CEO of the Bureau van Dijk Electronic Publishing Group
(who shall act and receive	c/o Bureau van Dijk Electronic Publishing BV
notices via the Warrantors’	Hoogoorddreef 9
Representative)	1101 BA Amsterdam
Netherlands
Email: dominique.carnoy@bvdinfo.com

With copies to (not constituting notice to):

c/o The CFO of the Bureau van Dijk Electronic Publishing Group
c/o Bureau van Dijk Electronic Publishing SA
Avenue de Frontenex 8
1207 Geneve

and to:

Baker McKenzie CVBA
c/o Luc Meeus
Louizalaan 149
1050 Brussels
Belgium
Email: luc.meeus@bakermckenzie.com

The Buyer	Moody’s Holdings NL B.V.
Herikerbergweg 196
1101 CM Amsterdam
the Netherlands

with a copy (not constituting notice) to:

Moody’s Corporation
7 World Trade Center
250 Greenwich Street
New York, New York 10007
United States of America

Attention: David Platt and Richard Steele
E-mail: david.platt@moodys.com

rich.steele@moodys.com

With copies to (not constituting notice to):

Skadden, Arps, Slate, Meagher & Flom LLP
4 Times Square
New York, NY 10036
United States of America
Attention: Marie Gibson
E-mail: Marie.Gibson@skadden.com and to:

Skadden, Arps, Slate, Meagher & Flom (UK) LLP
40 Bank Street
Canary Wharf
London E14 5DS
United Kingdom
Attention: Lorenzo Corte
E-mail: Lorenzo.Corte@skadden.com

7.4

The Warrantors’ Representative shall act as the agent for the Warrantors and shall give and receive all notices to be given hereunder and shall be the agent for the service of process of each of the Warrantors.

7.5

All actions, claims, objections or decisions on the part of the Warrantors provided for under or in connection with this Agreement shall, in order to be valid, be made or taken and notified in their name by the Warrantors’ Representative. Likewise, all notifications or communications to the Warrantors’ Representative provided for under or in connection with this Agreement shall be treated as being validly made by the Buyer to the Warrantors. Any decision or act taken by the Warrantors’ Representative under this Agreement shall bind each of the Warrantors, including with respect to the settlement, dispute or agreement with respect to any Claim or any amendment of this Agreement (if such amendment affects all Warrantors in the same manner) and the Buyer shall be entitled to rely on any notification received from the Warrantors’ Representative and shall thereby be under any obligation to enquire or investigate the authority of the Warrantors’ Representative. The Warrantors’ Representative shall not bear any liability whatsoever, to the other parties, in its capacity as agent of the Warrantors under this Agreement, except in the event of fraud.

7.6

The Warrantors’ Representative or its successors may at any time notify the Buyer and the Warrantors that he does not wish to continue to act as agent for the Warrantors, in which case the Warrantors’ Representative shall cease to be Warrantors’ Representative, provided that prior to such cessation a replacement warrantors’ representative shall be nominated by the outgoing Warrantors’ Representative. The replacement warrantors’ representative shall enjoy all the rights of the outgoing Warrantors’ Representative.

8.	COUNTERPARTS

This Agreement may be executed in any number of counterparts, each of which when executed and delivered is an original and all of which together evidence the same document. This Agreement shall not take effect until it has been executed by all parties to this Agreement.

9.	ENTIRE AGREEMENT

9.1

This Agreement and each document referred to in this Agreement, including the Securities Purchase Agreement and certain protection of business interest agreements entered into between the Buyer and certain Warrantors on the date hereof, constitute the entire agreement and understanding of the parties and supersede any previous agreement between the parties relating to the subject matter of this Agreement.

9.2

The Buyer acknowledges that no provisions are to be regarded as implied into this Agreement, save for those implied by law and which are not lawfully capable of being excluded. All implied provisions lawfully capable of being excluded are excluded for all purposes.

10.	TERMINATION

10.1

This Agreement is conditional on the Merger Control Clearance Condition being fulfilled and Completion having occurred in accordance with the terms of the Securities Purchase Agreement. As a result, no Warrantor shall have any liability or obligation under this Agreement, until Completion has occurred. If the Securities Purchase Agreement is terminated in accordance with its terms, this Agreement shall terminate with effect from that date of termination.

10.2

If this Agreement terminates in accordance with Clause 10.1 then the obligations of the parties shall automatically terminate and no party shall have any liabilities to or rights against any other party under this Agreement.

11.	THIRD PARTY RIGHTS

The terms of this Agreement may be enforced only by a party to this Agreement or a party’s permitted assigns or successors. In the event any third party stipulation (derdenbeding) contained in this Agreement is accepted by any third party, such third party will not become a party to this Agreement.

12.	LANGUAGE

The language of this Agreement and the transactions envisaged by it is English and all notices, demands, requests, statements, certificates or other documents or communications shall be in English unless otherwise agreed.

13.	GOVERNING LAW

13.1

This Agreement (including, for the avoidance of doubt, Clause 14) and any contractual or non-contractual obligations arising out of or in connection to it, is governed by and shall be construed in accordance with the laws of the Netherlands.

14.	DISPUTE RESOLUTION

14.1

The parties irrevocably agree that the courts of Amsterdam, the Netherlands, are to have exclusive jurisdiction to settle any dispute which may arise out of or in connection with this Agreement (including any dispute as to the validity of this Agreement) and that accordingly, any proceedings arising out of or on connection with this Agreement shall be brought in such courts. Each of the parties irrevocably submits to the jurisdiction of such courts and waives any objection to proceedings in any such court on the ground of venue or on the ground that proceedings have been brought in an inconvenient forum.

14.2	Clause 14.1 shall also apply to disputes arising out of or in connection with agreements which are connected with this Agreement, unless the relevant agreement expressly provides otherwise.

SCHEDULE 3

WARRANTIES

In this Schedule 3, where any Warranty is qualified by reference to materiality (including the phrase “in all material respects”) such reference shall, unless specified to the contrary, be construed as a reference to materiality in the context of the business of the Group taken as a whole.

1.	The Company, Shares and Subsidiaries

1.1

The Ordinary Shares and the Special Share comprise the whole of the Company’s issued share capital and are fully paid up. No depository receipts have been issued in respect of the Ordinary Shares and the Special Share.

1.2	The PIE Securities comprise the whole of Private Investment Entity’s issued share capital and are fully paid up. No depository receipts have been issued in respect of the PIE Securities.

1.3	The DIE Securities comprise the whole of Direct Investors Entity’s issued share capital and are fully paid up. No depository receipts have been issued in respect of the DIE Securities.

1.4

Other than as set out in the Securities Purchase Agreement, there is no agreement, arrangement or obligation requiring the creation, allotment, issue, transfer, redemption or repayment of, or the grant to a person of the right (conditional or not) to require the allotment, issue, transfer, redemption or repayment of, a share in the capital of the Group Companies (including, without limitation, an option or right of pre-emption or conversion).

1.5	The Company has no subsidiaries other than the Subsidiaries. The Direct Investors Entity and the Private Investment Entity have no subsidiaries.

1.6	Neither the Direct Investors Entity nor the Private Investment Entity has any liabilities (other than with respect to the WHT Amount).

1.7	No Group Company has any interest in, and has not agreed to acquire an interest in or merge or consolidate with, a corporate body or any other person other than the Subsidiaries.

1.8	Each issued share in the capital of each Subsidiary is legally and beneficially owned by a Group Company alone and is fully paid up.

1.9

There is no Encumbrance, and there is no agreement, arrangement or obligation to create or give an Encumbrance, in relation to a share or unissued share in the capital of a Subsidiary other than an Encumbrance arising in relation to the Existing Facilities Agreements or pursuant to applicable law.

1.10	The group structure chart attached as Schedule 6 is true, accurate and complete.

1.11	The copies of the Organisational Documents of each Group Company included in folder 2 of the Data Room are complete and accurate.

2.	Accounts

2.1	General

(a)	The Accounts, the Company Accounts, the Direct Investors Entity Accounts and the Private Investment Entity Accounts show a true and fair view of the assets, liabilities and state of affairs of,

respectively, the YM II Group, the Company, the Direct Investors Entity and the Private Investment Entity as at the Locked Box Date and the profits and losses and cash flows (to the extent included in the Accounts, the Company Accounts, the Direct Investors Entity Accounts and the Private Investment Entity Accounts) of, respectively, the YM II Group, the Company, the Direct Investors Entity and the Private Investment Entity for the financial year ended on the Locked Box Date, in each case in accordance with the IFRS.

(b)

The Accounts, the Company Accounts, the Direct Investors Entity Accounts and the Private Investment Entity Accounts were prepared and audited in accordance with the law, the IFRS and applicable standards, principles and practices generally accepted in The Netherlands at the time of signature of the balance sheet and audit report comprised therein.

(c)

Except as stated in them, the Accounts, the Company Accounts, the Direct Investors Entity Accounts and the Private Investment Entity Accounts have been prepared on a basis consistent with the basis upon which all audited accounts of the YM II Group, the Company, the Direct Investors Entity and the Private Investment Entity have been prepared in respect of the three years before the Locked Box Date.

(d)

The accounting records of the Group Companies are up to date, have been maintained on a proper and consistent basis and in accordance with all applicable laws and regulations and accounting standards and contain an accurate and complete record of all matters required to be entered in them.

3.	Recent Changes

Since the Locked Box Date, the Group has not engaged in any activities set out in clauses 7.1(a) through 7.1(cc) of the Securities Purchase Agreement, disregarding the provisions of clause 7.3 of the Securities Purchase Agreement.

4.	Tax

4.1

Each Group Company has filed (or has had filed on its behalf) with the appropriate Tax Authority all tax returns, information returns, statements, forms, filings and reports (each a Tax Return) required to be filed with respect to such Group Company. All such Tax Returns were true, correct and complete in all material respects (in view of the respective Tax Returns) and were prepared in substantial compliance with all applicable Laws. All Taxes due with respect to each Group Company (whether or not shown on any Tax Return) have been paid. All Taxes required to be withheld by any Group Company in connection with amounts paid to any person or other Group Company have been properly withheld and paid to the relevant Tax Authority and all forms required with respect thereto have been properly completed and timely filed by the due date.

4.2

To the knowledge of the Key Warrantors, no Group Company is currently the subject of a Tax audit or Tax examination. No Tax audit or Tax examination has been claimed or raised, in writing, by any Tax Authority with respect to any Group Company.

4.3

No Group Company (i) has waived any statute of limitations in respect of Taxes (other than any waiver which is no longer in effect) or (ii) has consented to extend the time, or is the beneficiary of any extension of time, in which any Tax may be assessed or collected by any Tax Authority (other than any extension which is no longer in effect).

4.4

No Group Company has received from any Tax Authority any notice of proposed adjustment, deficiency, underpayment of Taxes or any other such notice which has not since been satisfied by payment or been withdrawn.

4.5

No written claim has been made by any Tax Authority in a jurisdiction where any Group Company does not file Tax Returns that any such Group Company is or may be subject to taxation by that jurisdiction.

4.6

No Group Company will be required to include any item of income in, or exclude any item of deduction from, taxable income for any taxable period (or portion thereof) ending after the Completion Date as a result of any action taken prior to the Completion Date (i) in respect of any change in method of accounting for a Tax period or portion thereof ending on or prior to the Completion Date which change has been made prior to the Completion Date, or (ii) in respect of any “closing agreement” or similar understanding entered into outside the ordinary course of business with any Tax Authority that has the effect of (1) deferring taxable income from a taxable period (or portion thereof) ending on or before the Completion Date to a taxable period (or portion thereof) beginning after the Completion Date or (2) accelerating any item of deduction from a taxable period (or portion thereof) beginning after the Completion Date to a taxable period (or portion thereof) ending on or before the Completion Date.

4.7	No Group Company or any other person on their behalf has granted to any person any power of attorney that is currently in force with respect to any Tax audit or examination.

4.8

No Group Company (i) has been a member of an affiliated group, fiscal unity, organschaft, or other similar combined group (other than any such group of which the Company is the common parent), (ii) is party to or bound by, or liable for any Taxes as a result of, any Tax allocation or sharing agreement (other than (1) any such customary agreements with customers, vendors, lenders, lessors or the like entered into in the ordinary course of business, (2) any agreement between the Group Companies, or (3) any agreement where property Taxes are payable with respect to properties leased).

4.9

All related party transactions involving any Group Company have been conducted at arm’s length in compliance with the transfer pricing laws of the jurisdictions in which it operates. If required by Law, the Company has maintained documentation (including any applicable transfer pricing studies) in connection with such related party transactions in compliance with the transfer pricing laws of the jurisdictions in which it operates.

4.10	No Group Company has a permanent establishment in a country other than the country in which it is incorporated.

4.11

Each Group Company has complied with the requirements and provisions of the value added tax legislation and has made and maintained accurate and up to date records, invoices and other documents required by or necessary for the purposes of the value added tax legislation and each Group Company has punctually paid and made all payments and returns required thereunder.

4.12

All documents necessary to establish the title of a Group Company to any asset or necessary for a Group Company to enforce any of its rights have been duly stamped and any stamp duties or similar transfer Taxes (including interest and penalties) in respect of such documents have been paid.

4.13

No Group Company is or, to the knowledge of the Key Warrantors, is reasonably likely to become secondarily liable to pay any Taxes, or to reimburse or indemnify any person (other than a Group Company) in respect of Taxes, (whether as a result of the failure by another person (not being a Group Company) to discharge any Taxes for which that person is primarily liable, or otherwise) and which arises (or is deemed by law to arise) in respect of a period prior to Completion.

4.14

No Group Company has engaged or been a party to any scheme or arrangement in respect of which the main purpose (or one of the main purposes) was the avoidance, deferral or reduction of Tax, and no Group Company has been a party to any preordained series of transactions containing one or more steps which have no commercial purpose other than avoiding, deferring or saving Tax, or otherwise obtaining a Tax advantage.

4.15	No election has been made to treat Bureau van Dijk Electronic Publishing, Inc. as a partnership or an entity disregarded from its owner for US federal income tax purposes.

5.	Assets

5.1

All the material assets that are owned by a Group Company (other than assets that are the subject matter of operating or finance or capital leases or contracts entered into in the ordinary course of business and containing retention of title clauses (or similar clauses)) are:

(a)	legally owned solely by it free from any Encumbrance (other than arising in the ordinary course of business or in relation to the Existing Facilities Agreements or pursuant to applicable law); and

(b)	where capable of possession, in the possession or under the control of it.

6.	Intellectual Property

6.1

A list of all applications and registrations for Intellectual Property Rights in respect of which a Group Company is the registered or beneficial owner or applicant for registration has been Disclosed to the Buyer in folder 5 of the Data Room (the Group IP Rights).

6.2

The Group IP Rights and other Intellectual Property Rights owned or purported to be owned by the Group Companies, including Intellectual Property created by employees of the Group Companies in connection with their employment by the Group Companies, are valid and enforceable and are owned exclusively by Group Companies, free and clear of all Encumbrances (other than an Encumbrance pursuant to applicable law).

6.3	All renewal and/or maintenance fees in respect of the Group IP Rights due and payable as at the date of this Agreement have been paid.

6.4

No Group Company has, in the last 48 months, received any written notice of any infringement or other violation by it of any third party’s Intellectual Property, nor is there, to the knowledge of the Key Warrantors, a basis for such a claim.

6.5

No Group Company has, in the last 48 months, received any written notice that any of the Group IP Rights or other Intellectual Property Rights owned by a Group Company are invalid, not owned by the Group Companies or otherwise challenged.

6.6

No Group Company has, in the last 48 months, sent any written notice of any infringement or other violation by any third party of a Group Company’s Intellectual Property or challenging a third party’s Intellectual Property, nor to the knowledge of the Key Warrantors, is there a basis for such a claim or challenge.

6.7	No Group Company has raised or been notified that there is a dispute in respect of any Intellectual Property.

6.8	No Group Company is subject to any court order, settlement, consent to use, coexistence or similar arrangements with respect to Intellectual Property.

6.9

The Group Companies take and have taken commercially reasonable measures to protect confidential information, including Know How, and have, to the knowledge of the Key Warrantors, suffered no material loss of confidentiality rights.

6.10

No Group Company is, or has been in the past 12 months, in breach of any agreement by which such Group Company acquires any license or any rights to use or distribute data, software or, to the extent material, other Intellectual Property.

7.	Software / Information Technology

7.1

A list of the top 20 (by royalties paid) information providers to the Group Companies, and providers of software for use in Group Company products and services, has been Disclosed to the Buyer in folders 3.1 and 13.1 of the Data Room.

7.2

The Group Companies’ products and services do not include open source software or data or, to the knowledge of the Key Warrantors, viruses or other malware, and do not have any material uncured bugs or defects.

7.3

To the knowledge of the Key Warrantors, the information technology systems and services used by the Group Companies are in good working order and include reasonable cybersecurity measures that comply with applicable law and contractual obligations, and there are, to the knowledge of the Key Warrantors, no uncured deficiencies or outages in such systems, services or measures, nor, insofar as the Key Warrantors are aware, any information system or data security breaches or compromises in the past 48 months.

7.4

The Group Companies are in compliance with all privacy and data protection laws, policies and contractual obligations in the European Union and, to the knowledge of the Key Warrantors, the rest of the world. The Group has not received any written notices asserting non-compliance therewith in the last 48 months.

7.5

There are no disputes with, or, to the knowledge of the Key Warrantors, investigations by, third parties or governmental authorities in respect of privacy and data protection, information technology or services or the use or distribution of software or data products.

8.	Insurance

8.1

The Group Companies and their properties are and have at all times during the past 24 months been covered for all risks normally insured by it under insurance policies consistent with standard practice.

8.2	No material claims are outstanding under any insurance policies of the Group Companies.

8.3	No Group Company has done or omitted to do anything the doing or omission of which would result in any subsisting insurance policy being void or invalid.

9.	Property

9.1	The Properties comprise all the land and premises currently occupied by the Group.

9.2	The information set out in Schedule 7 of this Agreement is true and correct.

9.3	True and correct copies of the leases for each of the Properties are Disclosed in folder 8 of the Data Room. The relevant Group Company is in substantial compliance with such leases and has not received a written notice alleging such non-compliance, termination or intent to terminate any such lease.

10.	Agreements

10.1	True, correct and complete copies of the Key Contracts have been Disclosed to the Buyer in folders 13.1 and 13.2.1 of the Data Room.

10.2	No Group Company is:

(a)	a member of a joint venture, consortium, partnership or association (other than a bona fide trade association); or

(b)

a party to a distributorship, agency, franchise or management agreement or distributorship, agency, franchise or management arrangement with a value in excess of EUR 250,000 (and value for these purposes means turnover per annum) other than (i) such agreements or arrangements with another Group Company or with any directors, officers, consultants or employees of any Group Company and (ii) for the avoidance of doubt, data acquisition agreements or arrangements with other persons than directors, officers, consultants or employees of any Group Company.

10.3	No Group Company is a party to or is liable under:

(a)	an agreement with a value in excess of EUR 250,000 (and value for these purposes means turnover per annum) entered into other than in the usual course of its business; or

(b)	an agreement, arrangement or obligation with a value in excess of EUR 250,000 (and value for these purposes means turnover per annum) entered into other than by way of a bargain at arm’s length.

10.4

No party to a Key Contract (a) has given notice of its intention to terminate, or has sought to repudiate or disclaim, the agreement, arrangement or obligation or (b) is in breach of such agreement, arrangement or obligation.

10.5	No Group Company is or has been notified in writing that it is in breach of any Key Contract.

10.6

During the 12 months preceding the date of this Agreement, none of the top 20 customers (in terms of turnover for the Group on customers) or of the top 10 suppliers to the Group (in terms of fees or remuneration paid by the Group to its suppliers) has ceased to deal with the Group or has indicated in writing to any Group Company an intention to do so.

11.	Labour

11.1	A true and complete list of all Relevant Employees by number and location has been Disclosed in the Data Room.

11.2	The Group has not given notice of termination or received notice of resignation from any of the Key Employees.

11.3

There is no employment or consultancy contract between the Group and any Relevant Employee that cannot be terminated by the Group by six months’ notice or less (excluding any longer notice periods implied by law or statutory claims for damages or compensation in any relevant jurisdiction).

11.4

Since the Locked Box Date, no Group Company has made any changes to the emoluments or benefits of or any bonus to any of its officers or employees (other than in the ordinary course of business) and the Group is not under any contractual or other obligation to increase the rates of remuneration of or make any bonus or incentive or other similar payment to any of the Key Employees at any future date (other than by applicable law, generally applicable collective bargaining agreements or pursuant to any individual contracts binding upon such Group Company, existing on the date of this Agreement and Disclosed in the Data Room).

11.5	The Group has no agreement or arrangement with and does not have or recognize a trade union, works council, staff association or other body representing any of its employees.

11.6	The Group is not involved in a dispute with a trade union, works council, staff association or other body representing any of its employees.

11.7

There are no amounts owing or agreed to be loaned or advanced by any Group Company to any Relevant Employees or former employees, consultant or directors of any Group Company (other than amounts representing ordinary course of business remuneration accrued due for the current pay period, accrued holiday pay for the current holiday year or for reimbursement of expenses).

11.8

No Group Company has given any commitment, written or otherwise, to maintain any specific level of employment within the Group or any Group Company to any local authority, works council, employee representative or trade union or similar body or person.

12.	Pensions and Other Benefits

There is not in operation, and no proposal has been announced by a Group Company to enter into or establish, any agreement, arrangement, custom or practice for the payment of, or payment of a contribution towards, a pension, allowance, lump sum or other similar benefit on retirement, death, termination of employment (whether voluntary or not) for the benefit of a Relevant Employee or a Relevant Employee’s dependants.

13.	Guarantees and Indemnities

13.1

No Group Company is a party to or is liable under a guarantee, indemnity or other agreement to secure or incur a financial or other obligation with respect to obligations of another person who is not a Group Company.

13.2

No part of the loan capital, borrowings or indebtedness in the nature of borrowings of the Group is dependent on the guarantee or indemnity of, or security provided by, another person who is not a Group Company.

14.	Litigation and compliance with law

14.1

No Group Company has raised or been notified that it is a party to any civil, criminal, arbitration, administrative or other proceeding with a potential value or loss in excess of EUR 250,000 (other than in relation to the collection of debts arising in the ordinary course of business).

14.2

No Group Company has raised or been notified that there is a civil, criminal, arbitration, administrative or other proceeding with a potential value or loss in excess of EUR 250,000 and, to the knowledge of the Key Warrantors, no such proceeding is threatened by or against a Group Company or is pending (other than in relation to the collection of debts arising in the usual course of business).

14.3	The Group has conducted its business and dealt with its assets substantially in accordance with applicable legal and administrative requirements.

14.4

No Group Company nor, to the knowledge of the Key Warrantors, any of the directors, officers, agents or employees of any Group Company (during the course of their duties) has done or omitted to do anything which is a material (in the context of such requirement, order, constitution law, ordinance, regulation, statute, treaty or guidelines) contravention of any requirement, order, constitution law, ordinance, regulation, statute, treaty or guidelines of a governmental body (including, without limitation, privacy, data protection, anti-trust and Sanctions regulations and requirements) which has resulted or may result in any fine, penalty, other liability or sanction on the part of a Group Company.

14.5

No Group Company is or has been the subject of any investigation, inquiry or enforcement proceeding by any Governmental Authority and notified to such Group Company in writing relating to applicable Anti-Bribery Laws, and, to the knowledge of the Key Warrantors, no such investigation, inquiry or proceeding has been overtly threatened or is pending.

15.	Sanctions

15.1	In this paragraph:

(a)

Restricted Person means an individual or entity that is listed on, or owned or controlled by an individual or entity listed on, or (to the knowledge of the Key Warrantors) acting on behalf of an individual or entity listed on, any Sanctions List;

(b)

Sanctions means the economic, financial and trade embargoes and sanctions laws, regulations, rules and/or restrictive measures administered, enacted or enforced by the Office of Foreign Assets Control of the U.S. Department of the Treasury, the United States Department of State, any other U.S. government agency, the United Nations Security Council, any United Nations Security Council Sanctions Committee, the European Union, any Member State of the European Union or the United Kingdom; and

(c)

Sanctions List means the “Specially Designated Nationals and Blocked Persons” list maintained by the Office of Foreign Assets Control of the U.S. Department of the Treasury, the Consolidated List of Persons and Entities subject to Financial Sanctions maintained by the European Commission or any similar list maintained by, or public announcement of Sanctions designation made by, the United States Department of State or any other U.S. government entity, the United Nations Security Council, any United Nations Security Council Sanctions Committee, the European Union or any Member State of the European Union.

15.2	No Group Company nor, to the knowledge of the Key Warrantors, any of its directors, officers and/or employees:

(a)	is in violation of, or has in the past two years violated, any Sanctions applicable to it or him;

(b)	is, or has been, a Restricted Person;

(c)	has in the past two years conducted or is conducting any business dealings or activities with or for the benefit of any Restricted Person; or

(d)	has in the past two years engaged, or is engaging, in any transaction or dealing which reasonably could be expected to result in a violation of Sanctions applicable to it or him.

15.3

Each Group Company has in place policies, procedures and systems reasonably designed to prevent any violation of Sanctions applicable to it and/or prevent it (and/or any of its directors, officers or employees,) from being designated a Restricted Person.

16.	Financial Obligations and insolvency

16.1	No Group Company has outstanding or has agreed to create or incur loan capital, borrowings or indebtedness in the nature of borrowings, except any indebtedness in the ordinary course of business.

16.2	The Group has not exceeded the borrowing limit to which it is subject under the Existing Facilities Agreements or otherwise been in a position of default under any of such facilities.

16.3

No liquidator (or similar person in any relevant jurisdiction) has been appointed in relation to any Group Company. No notice or order has been given or filed with the court of an intention to appoint a liquidator (or similar person in any relevant jurisdiction). No petition or application has been presented or order made for the appointment of a liquidator (or similar person in any relevant jurisdiction) in respect of any Group Company and no arrangement, scheme or compromise with any creditors has been sought by any Group Company.

16.4	At no time during the three year period immediately preceding the date of this Agreement has any Group Company been unable to pay its debts or otherwise insolvent.

17.	Permits

17.1

Each Group Company has all material Permits required in order to carry on its business in each jurisdiction in which such Group Company currently conducts its business and all such material Permits are valid.

17.2

No Group Company is in breach of the material Permits and, to the knowledge of the Key Warrantors, no Group Company has been notified that any Permit may be suspended, revoked or not renewed in whole or in part.

17.3	All material Permits are disclosed in folders 2, 7.6.3 and 12.4.1 of the Data Room.

18.	Brokerage or Commissions

No person is entitled to receive a finder’s fee, brokerage or commission from the Group in connection with this Agreement, other than any amounts reflected in the Pre-Completion Statement as Leakage or any Leakage Amount agreed or determined after Completion.

19.	Related party transactions

Other than in the ordinary course of business on an arms’ length basis:

(a)	no liability has been assumed, indemnified or incurred by any Group Company on behalf or in favour of any of the Warrantors or any affiliate of a Warrantor;

(b)	no assets (or interests in any assets) have been transferred to any of the Warrantors or any of his or her affiliates by any Group Company or from any Warrantor to any Group Company;

(c)	no dividend or other distribution of profits, assets or of any other kind has been paid or made by any Group Company to any of the Warrantors or any affiliate of a Warrantor; and

(d)

no management, service or similar fee (including any payment of interest) has been charged by any of Warrantor or any of his or her affiliates to any Group Company, other than the Management Permitted Payments as defined in the Securities Purchase Agreement.

20.	Reports

The Key Warrantors have reviewed all of the Reports and have to their knowledge not identified any material inaccuracies.

SCHEDULE 4

LIMITATIONS ON THE WARRANTORS’ LIABILITY

1.	Exclusions

The Warrantors shall not be liable in respect of a Claim if and to the extent that it relates to any liability or obligation on the part of a Group Company:

(a)

which was taken into account in the enterprise value-to-equity bridge utilized in the determination of the Purchase Price (reflected in Schedule 10 of this Agreement), or was recorded as a liability (other than in any general accrual or general provision for non-specific liabilities) in the Accounts, the Company Accounts, the Direct Investors Entity Accounts or the Private Investment Entity Accounts (as applicable);

(b)

which would not have arisen but for a change in legislation or regulations, or a change in the interpretation or implementation thereof by any governmental body or by reason of development in case law, made after Completion (whether relating to Taxation or otherwise) or any amendment to or the withdrawal of any practice previously published by or any extra-statutory concession previously made by a Taxation authority (whether or not the change purports to be effective retrospectively in whole or in part);

(c)

which would not have arisen but for a change after Completion in the accounting bases on which any Group Company values its assets, unless such change was necessary to comply with the relevant accounting standards existing on the Completion Date and applicable to such Group Company;

(d)

which arises as a result of any change after Completion of (i) the date to which a Group Company makes up its accounts or (ii) in the bases, methods or policies of accounting of a Group Company, unless, with respect to paragraph (ii), such change was necessary to comply with the relevant accounting standards existing on the Completion Date and applicable to such Group Company;

(e)

which would not have arisen (or would have been reduced) but for any act or omission carried out or effected by a member of the Buyer’s Group or any Group Company on or after Completion other than an act or omission which:

(i)	is in the ordinary course of business as carried on by a Group Company at Completion;

(ii)	is required in order for the member of the Buyer’s Group or the Group Company (as applicable) to comply with applicable Law; or

(iii)	a Group Company was legally committed to do, or omit to do, under a commitment that existed on or before Completion;

(f)	for which recovery has been made under an insurance policy or is otherwise compensated for;

(g)

which would not have arisen (or would have been reduced) but for a cessation, or any change in the nature or conduct, of any trade carried on by any Group Company at Completion, being a cessation or change occurring on or after Completion; or

(h)

which would not have arisen (or would have been reduced) but for any act, omission, transaction or arrangement carried out by the Warrantors or any Group Company prior to Completion at the written request or with the written approval of the Buyer.

2.	Limitation of Quantum and Recovery

2.1

The Warrantors are not liable in respect of a Claim (other than a Claim with respect to the Warranty set out in paragraph 1.6 of Schedule 3) unless the amount that would otherwise be recoverable from the Warrantors (but for this sentence of paragraph 2.1) in respect of that Claim exceeds EUR 250,000 in which event (but subject to paragraph 2.2) the Warrantors shall be liable for the entire amount of such Claim. In relation to a Claim with respect to the Warranty set out in paragraph 1.6 of Schedule 3, the Warrantors are not liable in respect of such Claim unless the amount that would otherwise be recoverable from the Warrantors (but for this sentence of paragraph 2.1) in respect of that Claim exceeds EUR 20,000 in which event the Warrantors shall be liable for the entire amount of such Claim.

2.2

The Warrantors are not liable in respect of a Claim (other than a Claim with respect to the Warranty set out in paragraph 1.6 of Schedule 3) unless and until the amount that would otherwise be recoverable from the Warrantors (but for this paragraph 2.2) in respect of that Claim, when aggregated with any other amounts or amounts recoverable in respect of any other Claim (excluding any amounts in respect of a Claim for which the Warrantors have no liability because of paragraph 2.1 above), exceeds EUR 5,000,000, in which event the Warrantors shall be liable for the entire amount of such Claims.

2.3

The aggregate maximum liability of each Warrantor for all Claims or otherwise under this Agreement shall be an amount equal to the Warrantor’s Warranty Proportion of the Escrow Sum. The liability of each Warrantor in respect of an individual Claim shall be limited to an amount equal to that Warrantor’s Warranty Proportion of such Claim.

2.4	The Warrantors’ Representative shall, within five (5) Business Days of written request from the Buyer, disclose to the Buyer each Warrantor’s Warranty Proportion.

2.5

In calculating the losses suffered by the Buyer as a result of a breach of any of the Warranties, (A) such calculation shall be assessed on the basis of section 6:96 et. seq. of the Dutch Civil Code, (B) no multiplier, whether or not applied in determining the Purchase Price, will be taken into account and (C) there shall be deducted the amount of any Tax Benefit in relation to the relevant loss. Any loss suffered by a Group Company for which the Buyer has a claim against the Warrantors pursuant to this Agreement shall be deemed to be incurred by the Buyer in the same amount (subject to the other rules and principles set forth in this Agreement). Any amount payable by the Sellers to the Buyer shall be increased with any reasonable and documented costs and expenses incurred by any member of the Buyer’s Group in connection with the enforcement of Buyer’s right’s deriving from a breach, or to prevent, limit or assess any losses, including any reasonable and documented legal fees (other than (i) legal fees in relation to an internal investigation or audit for internal purposes and (ii) any member of the Buyer’s Group own officers, employees or other internal expenses).

2.6

For the purposes of calculating a Claim counting towards the de minimis amounts (set out in paragraph 2.1) there shall be excluded from any Claim the amount of any costs, expenses and other liabilities (together with any VAT thereon) incurred or to be incurred by the Buyer in connection with the making of any such Claim.

3.	Time Limits for Bringing Claims

The liability of the Warrantors in respect of the Warranties shall terminate on the date which is twelve (12) months after the Completion Date except in respect of any Claim which (i) notice in writing is given to the Warrantors in accordance with paragraph 4 before that date and (ii) legal proceedings have been properly issued and validly served on the Warrantors in accordance with paragraph 5.

4.	Notice of Claims

If the Buyer or any of the Group Companies becomes aware of a matter which is reasonably likely to give rise to a Claim, the Warrantors shall not be liable in respect of it unless the Buyer gives notice of the potential Claim (stating in reasonable detail the nature of the potential Claim and, to the extent available, the Buyer’s bona fide estimate of the amount claimed (detailing the Buyer’s calculation of the loss thereby alleged to have suffered)) to the Warrantors within thirty (30) days of becoming aware of those facts. Failure by the Buyer to give such notice within thirty (30) days of becoming aware of those facts shall not affect the Buyers’ right to make a Claim against the Warrantors in respect of such matter (or the Warrantors’ liability with respect to such Claim), except if and to the extent that the Warrantors have been prejudiced by such failure.

5.	Enforceability of Claims

A Claim notified in accordance with paragraph 4 and not satisfied, settled or withdrawn is unenforceable against the Warrantors on the expiry of the period of six (6) months starting on the day of notification of the Claim, unless proceedings in respect of the Claim have been properly issued and validly served on the Warrantors. The Buyer shall take all reasonable steps to pursue diligently any proceedings in respect of a Claim it has issued and served on the Warrantors in accordance with this paragraph 5.

6.	Remediable Breaches

No Warrantor shall be liable for any Claim to the extent that the fact, matter, event or circumstance giving rise to that Claim is remediable and is remedied by or at the expense of the Warrantors.

7.	Conduct of Third Party Claims

If a Claim (other than an Excess Claim) arises as a result of, or in connection with, a liability or alleged liability to a third party (a Third Party Claim), then:

(a)

the Buyer shall, upon becoming aware thereof, promptly advise the Warrantors’ Representative thereof (provided that failure by the Buyer to give such notice promptly shall not affect the Buyers’ right to make a Claim against the Warrantors in respect of such matter (or the Warrantors’ liability with respect to such Claim), except if and to the extent that the Warrantors have been prejudiced by such failure) and procure that the relevant Group Company makes available to the Warrantors’ Representative such persons and all such information as the Warrantors’ Representative may reasonably require to assess such Third Party Claim;

(b)

the Buyer shall procure that the relevant Group Company consults with (and takes into account any reasonable suggestions of) the Warrantors’ Representative in relation to the conduct of any appeal, dispute, compromise or defence of the Third Party Claim;

(c)	the Buyer shall, and shall procure that the relevant Group Company shall, keep the Warrantors’ Representative informed of the progress of the Third Party Claim; and

(d)

the Buyer shall, and shall procure that the relevant Group Company shall, not make any admission of liability, agreement, settlement or compromise in relation to the Third Party Claim (or any part thereof) without either (i) the prior written consent of the Warrantors’

Representative, which will not unreasonably be withheld, conditioned or delayed or (ii) irrevocably withdrawing such Claim.

8.	Mitigation

The Buyer shall and shall procure that the Group Companies take reasonable steps to mitigate any losses or damages. Nothing in this Schedule 4 restricts or limits the Buyer’s general obligation to mitigate any loss or damage that it may incur in consequence of a matter giving rise to a Claim.

9.	Recovery from Third Parties

If:

(a)	any Warrantor makes a payment in respect of a Claim (the Damages Payment); and

(b)

any Group Company or the Buyer receives any sum (or makes any savings or receives any quantifiable financial benefit) which would not have been received but for the circumstance which gave rise to that Claim (the Third Party Sum); and

(c)	the receipt of that sum was not taken into account in calculating the Damages Payment,

then the Buyer shall, promptly on receipt of the Third Party Sum by it or the relevant Group Company, repay to that Warrantor an amount equal to the lesser of the Damages Payment and the Third Party Sum, after deducting (in either case) all costs incurred by the Buyer or the relevant Group Company in recovering that sum and any taxation payable by the Buyer or any Group Company by virtue of its receipt.

If, before a Warrantor pays any amount in respect of any Claim under this Agreement, the Buyer or any Group Company actually recovers (whether by payment, discount, credit, relief, insurance or otherwise) from a third party a sum which indemnifies or compensates the Buyer or the relevant Group Company (in whole or in part) in respect of the loss or liability which is the subject matter of the Claim, such recovery shall reduce or satisfy, as the case may be, such Claim to the extent of such recovery. The Warrantors shall be subrogated to all rights that the Buyer has or would otherwise have in respect of the claim against the third party.

10.	Insurance

Without prejudice to the Buyer’s duty to mitigate any loss in respect of any of the Warranties being untrue or inaccurate, if, in respect of any matter which would otherwise give rise to a Claim, any Group Company recovers under any policy of insurance, then the amount of insurance monies that the Group Company actually receives shall reduce pro tanto or extinguish the Claim. After Completion and until the expiration of the time period set forth in paragraph 3 of this Schedule 4, the Buyer shall either maintain operational business insurance maintained as of the date hereof by the Group and Disclosed in the Data Room or obtain (or cause the relevant Group Company to obtain) operational business insurance coverage that, overall, provides coverage to the Group substantially similar (or greater) to the operational business insurance coverage maintained by them on the date of this Agreement and Disclosed in the Data Room.

11.	Contingent Liabilities

If any Claim is based upon a liability which is contingent only, no Warrantor shall have any obligation to make a payment in respect thereof unless (and until) such contingent liability becomes an actual liability provided that in respect of such contingent liability (and without prejudice to the obligation of the Buyer to notify such Claim in accordance with paragraph 4 above), the time limit for the commencement of proceedings in respect of any such Claim set out in paragraph 5 above shall be extended to six (6) months from the date that the contingent liability becomes an actual liability.

12.	Preservation of Information

The Buyer shall, and shall ensure that the Group Companies will, preserve all documents, records, correspondence, accounts and other information whatsoever relevant to a matter which gives rise to a Claim.

13.	Double Recovery

The Buyer shall not be entitled to recover from the Warrantors more than once in respect of any one matter even if more than one Warranty is breached.

14.	Fraud

None of the limitations contained in this Schedule 4 shall apply to any Claim which arises or is increased, or to the extent to which it arises or is increased, as a consequence of, or which is delayed as a result of, fraud of any of the Warrantors.

SCHEDULE 11

INTERPRETATION

1.

In this Agreement (including the Schedules), capitalised terms and expressions have the meanings set forth below or, when not defined in this Agreement, the meanings ascribed thereto in the Securities Purchase Agreement, as applicable:

Accounts means the audited consolidated financial statements of the YM II Group for the financial year which ended on the Locked Box Date as provided to the Buyer;

Anti-Bribery Laws means any Laws relating to anti-bribery or anti-corruption which apply to the Group and the Warrantors, including Laws that prohibit the illegal or improper payment, offer, promise or authorisation of the payment or transfer of anything of value (including gifts or entertainment), directly or indirectly, to any governmental official, government employee or commercial entity to obtain a business advantage, including the US Foreign Corrupt Practices Act, the UK Bribery Act 2010 and all laws enacted to implement the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions;

Business means the business carried on by the Group on the date of this Agreement;

Business Day shall mean a day (excluding Saturdays and Sundays) on which banks generally are open in Amsterdam, Brussels, Guernsey and New York for the transaction of normal banking business;

Buyer has the meaning set forth in in the description of the parties hereto;

Buyer’s Bank Account means the Buyer’s bank account as notified in writing by the Buyer to the Escrow Agent from time to time;

Buyer’s Group shall mean the Buyer and its group undertakings from time to time, all of them and each of them as the context admits;

Claim means a claim by the Buyer against the Warrantors under or pursuant to Clause 2 of this Agreement;

Company means Yellow Maple I B.V., a private company with limited liability (besloten vennootschap met beperkte aansprakelijkheid) organised and existing under the laws of the Netherlands, having its corporate seat at Amsterdam, the Netherlands and its registered office at Schiphol Boulevard 355, H Tower, Floor 4, 1118 BJ Schiphol, the Netherlands, registered at the trade register of the Dutch chamber of commerce under number 61125261;

Company Accounts means the audited, non-consolidated financial statements of the Company for the financial year which ended on the Locked Box Date as provided to the Buyer;

Data Room shall mean (i) the electronic data room for “Manta Ray” as at 17:00 BST on 10 May 2017 hosted on the website https://datasite.merrillcorp.com and enclosed on a USB stick as Annex 1 part 1 and (ii) documents attached as Annex 1 part 2;

Direct Investors Entity means Yellow Maple Syrup I B.V., a limited liability company organised and existing under the laws of the Netherlands, having its corporate seat at Amsterdam, the Netherlands and its registered office at Schiphol Boulevard 355, H Tower, Floor 4, 1118 BJ

Schiphol, the Netherlands, registered at the trade register of the Dutch chamber of commerce under number 61137898;

Direct Investors Entity Accounts means the audited, non-consolidated financial statements of the Direct Investors Entity for the financial year which ended on the Locked Box Date as provided to the Buyer;

Disclosed means fairly disclosed as part of the Disclosed Information, whereby fairly disclosed means disclosed in sufficient detail to enable a buyer, considering (a) its knowledge of the type of Business conducted by the Group Companies and (b) the expertise of the external advisers that the Buyer has engaged to assist it with its due diligence investigation, to make a reasonably informed assessment of the facts, matters or information concerned by a review of the Disclosed Information, provided that where reference is made to a document or a particular part of a document, but that document or that part has not been provided to the Buyer, such matter, document or particular part of a document shall be deemed not to have been fairly disclosed to the Buyer;

Disclosed Information means the information in the Data Room, the Reports and the written answers to questions raised by the Buyer and its advisors and any other information made available to the Buyer and its advisors in writing and in interviews and presentations (written record of which interviews and presentations are included in the Data Room);

Encumbrance shall mean all security interests, charge, mortgages, liens, options, equities, power of sale, pledge, hypothecation, retention of title, right of first refusal or other restriction of transfer, rights to enforce or prosecute, any restriction on voting right, claims, or other third party rights or security interest of any kind including rights of pre-emption or rights to acquire of any nature whatsoever and any agreement to create any of the foregoing;

Escrow Account means the interest-bearing deposit account held with the Escrow Agent or such other account as the Warrantors’ Representative and the Buyer may from time to time designate for the purpose of holding the Escrow Sum;

Escrow Agent means ABN AMRO Bank N.V. to be appointed by the Warrantors’ Representative and the Buyer together and that will become a party to the escrow agreement;

Escrow Sum means EUR 15,000,000;

Excess Claim means any Claim, in respect of which the Warrantors shall not be liable because the aggregate amount of the damages and the liability of the Warrantors to make any payment under Clause 2 of this Agreement paid or to be paid by the Warrantors for previous Claims has already reached the cap of the Escrow Sum;

Financing VDD Report means the financial vendor due diligence report dated 25 April 2017 prepared by Eight Advisory in relation to “Project Manta Ray”;

Governmental Authority shall mean any international, European, national, state, regional, departmental, municipal or local body with executive, legislative, judicial, regulatory, or administrative authority including any ministry, department, agency, office, organization or other subdivision thereof and any person having received delegated authority from any of the above, as well as any judicial court or tribunal of competent jurisdiction;

Group means the Company, the Direct Investors Entity and the Private Investment Entity and each of the Subsidiaries;

Group Company means a member of the Group;

Intellectual Property means any intellectual property, including without limitation, patents, Trademarks, registered designs, domain names, social media handles and identifiers, trade and business names, unregistered trademarks and service marks, logos, copyrights, database rights, Know How and rights in designs, and applications and registrations for any of the foregoing;

IFRS means International Financial Reporting Standards, International Accounting Standards and interpretation of those standards issued by the International Accounting Standards Board and the International Financial Reporting Interpretations Committee and their predecessor bodies as adopted by the European Commission under Regulation 1606/2002;

Intellectual Property Rights means all Intellectual Property owned or used by a Group Company;

Key Contracts means the agreements which are in force on the date of this Agreement and either:

(a)	constitute an agreement with either (i) a top 20 vendor (by expenditure), (ii) a top 10 customer (by revenue) or (iii) a material information technology or data supplier of the Business;

(b)	are outside the ordinary course of business of the Group;

(c)	restrict the operation of the business of the Group in any geographical area or in any field of operations;

(d)	would bind the Buyer or the parent undertakings of the Buyer after Completion;

(e)

any Group Company grants or transfers, or receives a grant or transfer of, license, material rights, title or interests to Intellectual Property (including rights to data) used in the Business or owned or purported to be owned by the Group Companies, excluding any contracts for subscriptions to customers on customary terms offered for the Group’s products and services;

(f)	are with a Governmental Authority (except where a Governmental Authority is a customer or a supplier of data); or

(g)	are otherwise material to the Business,

but excluding, for the avoidance of doubt, contracts with directors and employees with respect to their employment with the Group Companies;

Key Employee means any of Dominique Carnoy Bernard Duyckaerts, Claude-Vincent Gillard, Alexis Giry, Vincent Leray, Charles Anthony Pringle, Louise Green, Alfredo Provenza, Mark Schwerzel, Christophe Van De Walle, Didier Schmit, Lisa Wright, Brechtje Lindeboom, Andrew Cowley and Michael Klentz;

Key Warrantor has the meaning set forth in the description of the parties hereto;

Know How means all confidential technical or product or service information (including, but not limited to formulae, designs, specifications, drawings manuals, computation models, process descriptions, software (including object and source codes)), methodologies, algorithms, which at Completion is or has been used or held, developed, generated, created or acquired for use in, or for the benefit of, the Business;

Law shall mean any law, statute, regulation, rule, ordinance, principle of common law, order or decree of any Governmental Authority (including any judicial or administrative interpretation thereof) in force, fully implemented and enforceable as of the date hereof;

Legal DD Memo means the legal memorandum dated 19 April 2017 prepared by Allen & Overy LLP and Homburger AG in relation to “Project Manta Ray”;

Locked Box Date means 31 December 2016;

Other Warrantor has the meaning set forth in the description of the parties hereto;

Permit means a permit, license, consent, approval, certificate, registration or other authorization, in each case required under law, rules or regulation for the operation of the Business;

Private Investment Entity means Yellow Maple Syrup II B.V., a limited liability company organised and existing under the laws of the Netherlands, having its corporate seat at Amsterdam, the Netherlands and its registered office at Schiphol Boulevard 355, H Tower, Floor 4, 1118 BJ Schiphol, the Netherlands, registered at the trade register of the Dutch chamber of commerce under number 61137707;

Private Investment Entity Accounts means the audited financial statements of the Private Investment Entity for the financial year which ended on the Locked Box Date as provided to the Buyer;

Properties means the properties listed in Schedule 7 hereof;

Release Bank Accounts has the meaning given to it in Clause 4.3;

Release Date has the meaning given to it in Clause 4.2;

Relevant Employee means a director, manager, consultant or employee of a Group Company on the date of this Agreement;

Reports means the Financing VDD Report, the Legal DD Memo and the Tax Fact Book;

Securities Purchase Agreement means the securities purchase agreement dated on or about the date of this Agreement between the Sellers (as defined therein) and the Buyer;

Subsidiaries means those Group Companies listed in Schedule 5 hereof;

Tax or Taxation means all forms of taxation imposed, administered or collected by a Tax Authority, including income tax (including amounts equivalent to or in respect of income tax required to be deducted or withheld from or accounted for in respect of any payment), corporation tax, capital gains tax, value added tax, customs and other import or export duties, excise duties, transfer taxes or duties, social security or other similar contributions, or any other tax of any kind whatsoever, and any interest, penalty, surcharge or fine relating to such taxation;

Tax Authority means any government, state or municipality or any local, state, federal or other authority, body or official anywhere in the world exercising a fiscal, revenue, customs or excise function;

Tax Benefit means, in relation to a loss:

(a)	the amount of any repayment or refund of Tax actually received in cash by the Buyer, an Affiliate of the Buyer or the Group; and

(b)	the amount by which any Tax which would otherwise have been payable in cash by the Buyer, an Affiliate of the Buyer or the Group is reduced,

in each case both (a) in the financial year (or other current reporting period applicable for the purposes of the relevant Tax) in which the event, matter or circumstance giving rise to the relevant loss occurs or in the aforementioned financial year with respect to any prior financial year and (b) solely to the extent that the repayment, refund or reduction in question is referable to and would not have been obtained solely but for the event, matter or circumstance giving rise to the relevant loss;

Tax Fact Book means the tax fact book dated 21 April 2017 prepared by Meijburg & Co M&A Tax B.V. in relation to “Project Manta Ray”;

Trademarks means registered trademarks, service marks, rights of a similar nature and applications for the same;

Transaction means the sale and purchase of the Securities under the Securities Purchase Agreement;

Transaction Documents means the Securities Purchase Agreement and this Agreement;

Warrantor has the meaning set forth in the description of the parties hereto;

Warrantors’ Representative means Dominique Carnoy (or such other person notified in writing to the Buyer by not less than such number of Warrantors representing together at least 75% of the total Warrantor’s Warranty Proportion);

Warranty means a statement contained in Schedule 3 (and Warranties means all those statements);

Warrantor’s Warranty Proportion means in respect of a Warrantor, the fraction determined by dividing the Warrantor’s Net Proceeds of such Warrantor by the total amount of the Warrantor’s Net Proceeds of all Warrantors;

Warrantor’s Net Proceeds means in respect of a Warrantor, an amount equal to the Purchase Price received by such Warrantor less (i) the Transaction expenses incurred by that Warrantor and (ii) the acquisition price of such Warrantor’s Securities sold pursuant to the Securities Purchase Agreement;

W&I Insurers means Hunter George & Partners Limited, AIG Europe Limited, Pembroke Managing Agency Limited and Ambridge Europe Limited;

W&I Insurance Policy means the insurance policy issued by the W&I Insurers with the Buyer as policyholder and beneficiary to provide coverage to the Buyer in relation to the Warranties; and

YM II Group means Yellow Maple II B.V. and each of the other Subsidiaries.

2.	In this Agreement, unless the context otherwise requires:

(a)	a company is a subsidiary of another company, its holding company, if that other company:

(i)	holds a majority of the voting rights in it; or

(ii)	has the right, either alone or pursuant to an agreement with other shareholders or members, to appoint or remove a majority of its management board or its supervisory board (if any); or

(iii)	is a shareholder or member of it and controls alone or together with other persons, pursuant to an agreement with other shareholders or members, a majority of the voting rights in it,

or if the first-mentioned company above is a subsidiary of a company which is itself a subsidiary of that other company;

(b)	for the purposes of the definition of “Warrantor’s Net Proceeds” in paragraph 1 of this Schedule 11:

(i)	any reference to the Purchase Price received by a Warrantor who is Vagn Sørensen or Mason Slaine shall include the WHT Amount; and

(ii)

any reference to the Purchase Price received, Transaction expenses incurred or the acquisition price of Securities sold pursuant to the Securities Purchase Agreement, in each case by a Warrantor who is:

(A)

Dominique Carnoy, shall (as applicable) include the Purchase Price received, Transaction expenses incurred or the acquisition price of Securities sold pursuant to the Securities Purchase Agreement, in each case by Five Percent SC;

(B)

Angus Davidson, shall (as applicable) include the Purchase Price received, Transaction expenses incurred or the acquisition price of Securities sold pursuant to the Securities Purchase Agreement, in each case by Continum PTE Ltd;

(C)

Alexis Giry, shall (as applicable) include the Purchase Price received, Transaction expenses incurred or the acquisition price of Securities sold pursuant to the Securities Purchase Agreement, in each case by Girarbus S.a.r.l.;

(D)

Vincent Leray, shall (as applicable) include the Purchase Price received, Transaction expenses incurred or the acquisition price of Securities sold pursuant to the Securities Purchase Agreement, in each case by Bâloise Vie Luxembourg S.A.;

(E)

Christophe Van De Walle, shall (as applicable) include the Purchase Price received, Transaction expenses incurred or the acquisition price of Securities sold pursuant to the Securities Purchase Agreement, in each case by Burgerlijke Maatschap Samaju; and

(F)

Lode Debackere, shall (as applicable) include the Purchase Price received, Transaction expenses incurred or the acquisition price of Securities sold pursuant to the Securities Purchase Agreement, in each case by Burgerlijke Maatschap Ter Holst;

(c)

where any provision in this Agreement is qualified by the expression “to the knowledge of the Key Warrantors” or any similar expression, such expression shall mean the actual knowledge of each Key Warrantor, after having made due and careful enquiry of each other Key Warrantor prior to the execution of this Agreement into the matters which are the subject matter of the Warranties;

(d)	a document in the agreed form is a reference to a document in a form approved and for the purposes of identification initialled by or on behalf of each party to this Agreement;

(e)	a statutory provision includes a reference to the statutory provision as modified or re-enacted or both from time to time before the date of this Agreement and in force as at the date of this

Agreement and any subordinate legislation made under the statutory provision (as so modified or re enacted) before the date of this Agreement and in force at the date of this Agreement;

(f)

a person includes a reference to any individual, firm, company, corporation or other body corporate, government, state or agency of a state or any joint venture, association or partnership, works council or employee representative body (whether or not having separate legal personality);

(g)	a person includes a reference to that person’s legal personal representatives;

(h)	words denoting one gender shall include each gender and all genders;

(i)	an individual includes a reference to that individual’s legal personal representatives;

(j)	a party includes a reference to that party’s successors and permitted assigns;

(k)

notwithstanding Clause 12, where in this Agreement a Dutch term is given in italics or in italics and in brackets after an English term and there is any inconsistency between the Dutch and the English, the meaning of the Dutch term shall prevail; and

(l)	times of the day is to Central European Time.

SIGNATORIES

This Agreement has been signed by the parties (or their duly authorised representatives) on the date stated at the beginning of this Agreement.

KEY WARRANTORS DOMINIQUE CARNOY
/s/ D. Carnoy
D. Carnoy ANDREW COWLEY

/s/ D. Carnoy
By: D. Carnoy
Title: Power of attorney

FERGUS DUNCAN

/s/ D. Carnoy
By: D. Carnoy
Title: Power of attorney

BERNARD DUYCKAERTS

/s/ D. Carnoy
By: D. Carnoy
Title: Power of attorney

Signature page Warranty Agreement

CLAUDE-VINCENT GILLARD

/s/ D. Carnoy
By: D. Carnoy
Title: Power of attorney

ALEXIS GIRY

/s/ D. Carnoy
By: D. Carnoy
Title: Power of attorney LOUISE GREEN

/s/ D. Carnoy
By: D. Carnoy
Title: Power of attorney

MICHAEL KLENTZ

/s/ D. Carnoy
By: D. Carnoy
Title: Power of attorney

Signature page Warranty Agreement

VINCENT LERAY

/s/ D. Carnoy
By: D. Carnoy
Title: Power of attorney

BRECHTJE LINDEBOOM

/s/ D. Carnoy
By: D. Carnoy
Title: Power of attorney TONY PRINGLE

/s/ D. Carnoy
By: D. Carnoy
Title: Power of attorney

ALFREDO PROVENZA

/s/ D. Carnoy
By: D. Carnoy
Title: Power of attorney

Signature page Warranty Agreement

DIDIER SCHMIT

/s/ D. Carnoy
By: D. Carnoy
Title: Power of attorney

MARK SCHWERZEL

/s/ D. Carnoy
By: D. Carnoy
Title: Power of attorney

TOBIAS SPANKA

/s/ D. Carnoy
By: D. Carnoy
Title: Power of attorney

CHRISTOPHE VAN DE WALLE

/s/ D. Carnoy
By: D. Carnoy
Title: Power of attorney

Signature page Warranty Agreement

MARK WESSELS

/s/ D. Carnoy
By: D. Carnoy
Title: Power of attorney

LISA WRIGHT

/s/ D. Carnoy
By: D. Carnoy
Title: Power of attorney

Signature page Warranty Agreement

OTHER WARRANTORS

NATHALIE AGNOLETTO

/s/ D. Carnoy
By: D. Carnoy
Title: Power of attorney

PAOLO ALIBERTI

/s/ D. Carnoy
By: D. Carnoy
Title: Power of attorney

NOUR ALMNAIZEL

/s/ D. Carnoy
By: D. Carnoy
Title: Power of attorney

THOMAS BASKIND

/s/ D. Carnoy
By: D. Carnoy
Title: Power of attorney

Signature page Warranty Agreement

VINCENZ BEHN

/s/ D. Carnoy
By: D. Carnoy
Title: Power of attorney

ARMANDO BENINCASA

/s/ D. Carnoy
By: D. Carnoy
Title: Power of attorney

HENRIK BERTELSEN

/s/ D. Carnoy
By: D. Carnoy
Title: Power of attorney

FRANÇOIS-XAVIER BLÉROT

/s/ D. Carnoy
By: D. Carnoy
Title: Power of attorney

Signature page Warranty Agreement

REIN BOUCHET

/s/ D. Carnoy
By: D. Carnoy
Title: Power of attorney

TILL BRANDENBURGER

/s/ D. Carnoy
By: D. Carnoy
Title: Power of attorney

ALBAN BRIDE

/s/ D. Carnoy
By: D. Carnoy
Title: Power of attorney

PETER BUELENS

/s/ D. Carnoy
By: D. Carnoy
Title: Power of attorney

Signature page Warranty Agreement

LIONEL BÜHLER

/s/ D. Carnoy
By: D. Carnoy
Title: Power of attorney

HENNING BUSCHMANN

/s/ D. Carnoy
By: D. Carnoy
Title: Power of attorney

JON CARLOS

/s/ D. Carnoy
By: D. Carnoy
Title: Power of attorney

LUIS CARRILLO MARTINEZ

/s/ D. Carnoy
By: D. Carnoy
Title: Power of attorney

Signature page Warranty Agreement

RUDOLF CEVELA

/s/ D. Carnoy
By: D. Carnoy
Title: Power of attorney

BÉNÉDICTE CLÉDA

/s/ D. Carnoy
By: D. Carnoy
Title: Power of attorney

PAUL COSTERS

/s/ D. Carnoy
By: D. Carnoy
Title: Power of attorney

EDWARD DATTA

/s/ D. Carnoy
By: D. Carnoy
Title: Power of attorney

Signature page Warranty Agreement

HUGO DE CASTRO OLIVEIRA CORGA

/s/ D. Carnoy
By: D. Carnoy
Title: Power of attorney

STEVEN DE CLERCK

/s/ D. Carnoy
By: D. Carnoy
Title: Power of attorney UMBERTO DE MARCO

/s/ D. Carnoy
By: D. Carnoy
Title: Power of attorney

GUILLAUME DE NIJS

/s/ D. Carnoy
By: D. Carnoy
Title: Power of attorney

Signature page Warranty Agreement

LODE DEBACKERE

/s/ D. Carnoy
By: D. Carnoy
Title: Power of attorney

BART DECONINCK

/s/ A. Landsmeer
By: A. Landsmeer
Title: Power of attorney

MARIJN DERBOVEN

/s/ D. Carnoy
By: D. Carnoy
Title: Power of attorney

SANDER DESMET

/s/ D. Carnoy
By: D. Carnoy
Title: Power of attorney

Signature page Warranty Agreement

SIMON DROEVEN

/s/ D. Carnoy
By: D. Carnoy
Title: Power of attorney

JOSÉ DUARTE

/s/ A. Landsmeer
By: A. Landsmeer
Title: Power of attorney

LAURA ELLIS-KENDRICK

/s/ D. Carnoy
By: D. Carnoy
Title: Power of attorney

KEITH ERZINGER

/s/ D. Carnoy
By: D. Carnoy
Title: Power of attorney

Signature page Warranty Agreement

NEIL FARQUHAR

/s/ D. Carnoy
By: D. Carnoy
Title: Power of attorney

GILLES FOUARGE

/s/ D. Carnoy
By: D. Carnoy
Title: Power of attorney

JUDITH FUGMANN

/s/ D. Carnoy
By: D. Carnoy
Title: Power of attorney

WILLIAM GANE

/s/ D. Carnoy
By: D. Carnoy
Title: Power of attorney

Signature page Warranty Agreement

BRUNO HAFFMANS

/s/ D. Carnoy
By: D. Carnoy
Title: Power of attorney

JONATHAN HANMER

/s/ D. Carnoy
By: D. Carnoy
Title: Power of attorney

DIRK HAUBRICH

/s/ D. Carnoy
By: D. Carnoy
Title: Power of attorney

RETO HAUSER

/s/ D. Carnoy
By: D. Carnoy
Title: Power of attorney

Signature page Warranty Agreement

DAVID HICKEY

/s/ D. Carnoy
By: D. Carnoy
Title: Power of attorney

STEFAN HILPERT

/s/ D. Carnoy
By: D. Carnoy
Title: Power of attorney

FRANK HOMMERSEN

/s/ D. Carnoy
By: D. Carnoy
Title: Power of attorney

JAKE HOWARD

/s/ D. Carnoy
By: D. Carnoy
Title: Power of attorney

Signature page Warranty Agreement

ALISON HOYOS DIT HOYOIS

/s/ D. Carnoy
By: D. Carnoy
Title: Power of attorney

SYED IMAM

/s/ D. Carnoy
By: D. Carnoy
Title: Power of attorney

MIRIAM JURÁČKOVÁ

/s/ D. Carnoy
By: D. Carnoy
Title: Power of attorney

FABRICE LARBODIÈRE

/s/ D. Carnoy
By: D. Carnoy
Title: Power of attorney

Signature page Warranty Agreement

PHILIPPE LESCROART

/s/ D. Carnoy
By: D. Carnoy
Title: Power of attorney

FABRICE LOBET

/s/ D. Carnoy
By: D. Carnoy
Title: Power of attorney

TONY LOOTENS

/s/ D. Carnoy
By: D. Carnoy
Title: Power of attorney

ANTON LÜCKHOFF

/s/ D. Carnoy
By: D. Carnoy
Title: Power of attorney

Signature page Warranty Agreement

MARTIN LUPTÁK

/s/ D. Carnoy
By: D. Carnoy
Title: Power of attorney

RYAN MACROMALLI

/s/ D. Carnoy
By: D. Carnoy
Title: Power of attorney

FLORENCIA MANTECON

/s/ D. Carnoy
By: D. Carnoy
Title: Power of attorney

THOMAS MARÉCHAL

/s/ D. Carnoy
By: D. Carnoy
Title: Power of attorney

Signature page Warranty Agreement

FABIAN MAZZA

/s/ D. Carnoy
By: D. Carnoy
Title: Power of attorney

DANIEL MCGOVERN

/s/ D. Carnoy
By: D. Carnoy
Title: Power of attorney

STEPHEN MCKINNEY

/s/ D. Carnoy
By: D. Carnoy
Title: Power of attorney

MICHAEL MONJE MORAN

/s/ D. Carnoy
By: D. Carnoy
Title: Power of attorney

Signature page Warranty Agreement

GARY ONG

/s/ D. Carnoy
By: D. Carnoy
Title: Power of attorney

SHAUN OWEN

/s/ D. Carnoy
By: D. Carnoy
Title: Power of attorney

JAMES PEARSON

/s/ D. Carnoy
By: D. Carnoy
Title: Power of attorney

KOEN PLESSERS

/s/ D. Carnoy
By: D. Carnoy
Title: Power of attorney

Signature page Warranty Agreement

MARTIN POHANKA

/s/ D. Carnoy
By: D. Carnoy
Title: Power of attorney

STEPHANIE POSTEAU

/s/ D. Carnoy
By: D. Carnoy
Title: Power of attorney

LAURENT POTTY

/s/ D. Carnoy
By: D. Carnoy
Title: Power of attorney

LUISA QUARTA

/s/ D. Carnoy
By: D. Carnoy
Title: Power of attorney

Signature page Warranty Agreement

MEHDI RAHMAN

/s/ D. Carnoy
By: D. Carnoy
Title: Power of attorney

CLAIRE RICHARD

/s/ D. Carnoy
By: D. Carnoy
Title: Power of attorney

CHRISTOFFER ROBBERTS

/s/ D. Carnoy
By: D. Carnoy
Title: Power of attorney

ANDERS RODENBERG

/s/ D. Carnoy
By: D. Carnoy
Title: Power of attorney

Signature page Warranty Agreement

SÉBASTIEN ROELS

/s/ D. Carnoy
By: D. Carnoy
Title: Power of attorney ROBERT ROOZENDAAL

/s/ D. Carnoy
By: D. Carnoy
Title: Power of attorney

SERGIO RUBI

/s/ D. Carnoy
By: D. Carnoy
Title: Power of attorney

LIONEL SCHIEPERS

/s/ D. Carnoy
By: D. Carnoy
Title: Power of attorney

Signature page Warranty Agreement

YANNICK SCHMITZ

/s/ D. Carnoy
By: D. Carnoy
Title: Power of attorney

GEORGY SICAIRE

/s/ D. Carnoy
By: D. Carnoy
Title: Power of attorney

JOHNNY SIM YONG THIAM

/s/ D. Carnoy
By: D. Carnoy
Title: Power of attorney

ROMAN SKORYNIN

/s/ D. Carnoy
By: D. Carnoy
Title: Power of attorney

Signature page Warranty Agreement

MASON SLAINE

/s/ A. Landsmeer
By: A. Landsmeer
Title: Power of attorney

VAGN SØRENSEN

/s/ A. Landsmeer
By: A. Landsmeer
Title: Power of attorney

IGNACE SOTO

/s/ D. Carnoy
By: D. Carnoy
Title: Power of attorney

BERNARD STRUYF

/s/ D. Carnoy
By: D. Carnoy
Title: Power of attorney

Signature page Warranty Agreement

GIOVANNI TALARICO

/s/ D. Carnoy
By: D. Carnoy
Title: Power of attorney

LUKE TAN SOO LID

/s/ D. Carnoy
By: D. Carnoy
Title: Power of attorney

ALAIN THEIJS

/s/ D. Carnoy
By: D. Carnoy
Title: Power of attorney

VITALIANO TOBRUK

/s/ D. Carnoy
By: D. Carnoy
Title: Power of attorney

Signature page Warranty Agreement

ERIK VAN CUTSEM

/s/ D. Carnoy
By: D. Carnoy
Title: Power of attorney

ELISABETH VAN DAMME

/s/ D. Carnoy
By: D. Carnoy
Title: Power of attorney

VINCENT VAN DEN BERGHE

/s/ D. Carnoy
By: D. Carnoy
Title: Power of attorney

THOMAS VAN DER GHINST

/s/ D. Carnoy
By: D. Carnoy
Title: Power of attorney

Signature page Warranty Agreement

ANN VAN NIEUWENHOVE

/s/ D. Carnoy
By: D. Carnoy
Title: Power of attorney

FRANKLIN VAN NIEUWENHOVE

/s/ D. Carnoy
By: D. Carnoy
Title: Power of attorney

LYDIA VANBOCKRYCK

/s/ D. Carnoy
By: D. Carnoy
Title: Power of attorney

STEFANO VERONESE

/s/ D. Carnoy
By: D. Carnoy
Title: Power of attorney

Signature page Warranty Agreement

FRODOR VERWEIJ

/s/ D. Carnoy
By: D. Carnoy
Title: Power of attorney

MARILEEN VIGO

/s/ D. Carnoy
By: D. Carnoy
Title: Power of attorney

DUNCAN VINE

/s/ D. Carnoy
By: D. Carnoy
Title: Power of attorney

LIEVEN VISPOEL

/s/ D. Carnoy
By: D. Carnoy
Title: Power of attorney

Signature page Warranty Agreement

SAMUEL VREELAND

/s/ D. Carnoy
By: D. Carnoy
Title: Power of attorney

NOBORU WAKATSUKI

/s/ D. Carnoy
By: D. Carnoy
Title: Power of attorney

BÉNÉDICTE WARNOTTE

/s/ D. Carnoy
By: D. Carnoy
Title: Power of attorney

PATRICK WERNER

/s/ D. Carnoy
By: D. Carnoy
Title: Power of attorney

Signature page Warranty Agreement

DANIEL WHITE

/s/ D. Carnoy
By: D. Carnoy
Title: Power of attorney

PHILIPPA WHITE

/s/ D. Carnoy
By: D. Carnoy
Title: Power of attorney

MARK WILLIAMS

/s/ D. Carnoy
By: D. Carnoy
Title: Power of attorney

Signature page Warranty Agreement

BUYER

MOODY’S HOLDINGS NL B.V.

/s/ David B. Platt

By: David B. Platt

Title: Director A

MOODY’S HOLDINGS NL B.V.

/s/ Rik van Velzen

By: Rik van Velzen

Title: Managing Director B

Signature page Warranty Agreement